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                                                                       Exhibit 4

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

No.  R-

                            GENERAL ELECTRIC COMPANY
                                        $
                          LIBOR Floating Rate Notes due


CUSIP:                                                      Original Issue Date:
ISIN:
Common Code:

Stated Maturity Date:

Principal Amount:  $

Redeemable:

         GENERAL ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest
has been paid or duly provided for, quarterly in arrears on            ,
            ,                 and                   in each year, commencing
                            , and on the Stated Maturity Date at the per annum
interest rate determined as specified herein by the Calculation Agent on each Interest Determination Date, as such terms are defined herein, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed over a 360 day year.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the regular record date with respect to such Interest Payment Date, which shall be the close of business on the fifteenth calendar day (whether or not a Business Day (as

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defined below)) immediately preceding such Interest Payment Date; provided, that interest payable on the Stated Maturity Date shall be paid to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such regular record date and shall be paid as provided in said Indenture.

         If any Interest Payment Date (other than the Stated Maturity Date) is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date (other than the Stated Maturity Date) shall be the next preceding Business Day. If the Stated Maturity Date is not a Business Day, the related payment of principal and interest on this Note will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

         RATE OF INTEREST

         The interest rate on this Note will be reset quarterly on            ,
                 ,       and                   of each year, commencing
                  (each, an "Interest Reset Date"), and this Note will bear interest at a per annum rate equal to three-month LIBOR (as defined below)
for the applicable Interest Reset Period (as defined below), plus      %.
The interest rate for the Initial Interest Reset Period (as defined below)
will be three-month LIBOR, determined as of two London Business Days (as
defined below) prior to the Original Issue Date, plus      % per annum.  The
"Initial Interest Reset Period" will be the period from and including the Original Issue Date to but excluding the Initial Interest Reset Date. Thereafter, each "Interest Reset Period" will be the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; PROVIDED that the final Interest Reset Period for this Note will be the period from and including the Interest Reset Date immediately preceding the Stated Maturity Date of this Note to but excluding the Stated Maturity Date.

         If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Reset Date shall be the next preceding Business Day.

         The interest rate in effect on each day will be (i) if that day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if that day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date or the Original Issue Date, as the case may be.

         "Business Day" means a day which is not a day when banking institutions in the city in which the Trustee administers its corporate trust business, currently New York City, or in the place of payment, are authorized or required by law or regulation to be closed, and that is also a "London Business Day", which is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

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         INTEREST RATE DETERMINATION

         The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date, or the Original Issue Date in the case of the Initial Interest Reset Period, will be the rate determined as of the applicable Interest Determination Date. The "Interest Determination Date" will be the second London Business Day immediately preceding the Original Issue Date, in the case of the Initial Reset Period, or thereafter the applicable Interest Reset Date.

         Three-month LIBOR (hereafter referred to as "LIBOR") will be determined by The Bank of New York, or its successor appointed by the Company, acting as calculation agent (the "Calculation Agent"), as of the applicable Interest Determination Date in accordance with the following provisions:

                  (i) LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having a three-month maturity, commencing on the second London Business Day immediately following such Interest Determination Date, which appears on Moneyline Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on such Interest Determination Date. "Moneyline Telerate Page 3750" means the display designated on page "3750" on Moneyline
         Telerate (or such other page as may replace the 3750 page on that service, any successor service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Moneyline Telerate Page 3750, LIBOR for such Interest Determination Date will be determined in accordance with the provisions of paragraph (ii) below.

                  (ii) With respect to an Interest Determination Date on which no rate appears on Moneyline Telerate Page 3750 as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters) in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London Business Day immediately following such Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks (which may include affiliates of the underwriters) selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S.

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         $1,000,000 that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that if the banks selected as aforesaid by the Calculation Agent are not quoting such rates as mentioned in this sentence, LIBOR for such Interest Determination Date will be LIBOR determined with respect to the immediately preceding Interest Determination Date.

         All percentages resulting from any calculation of any interest rate for this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

         Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee (if the Calculation Agent is not the Trustee) of the interest rate for the new Interest Reset Period. Upon request of the holder of this Note, the Calculation Agent will provide to the holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Reset Period.

         All calculations made by the Calculation Agent for the purposes of calculating interest on this Note shall be conclusive and binding on the holder and the Company, absent manifest error.

         This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, as hereinafter defined, all issued or to be issued in one or more series under and pursuant to a Senior Note Indenture dated as of January 1, 2003 duly executed and delivered between the Company and The Bank of New
York, a New York banking corporation, as Trustee (herein referred to as the "Trustee") (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being herein referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto or Company Orders reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Notes designated on the face
hereof initially limited in aggregate principal amount to $                   ;
provided that the Company may, without the consent of the holders of the Notes, issue additional notes having the same terms as the Notes, except for the issue date and issue price, so that such additional notes form a single series with the Notes.

         This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

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         The Indenture contains provisions for legal defeasance or covenant defeasance with respect to the Notes upon compliance by the Company with certain conditions set forth therein.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of all series affected at the time outstanding voting as one class to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes of such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity date or dates of any Notes of any series; (ii) extend the time of payment of interest or on any sinking fund payment, other than extensions permitted pursuant to Section 2.01 of the Indenture; (iii) reduce the rate of interest on any Notes; (iv) reduce the principal amount due for payment on any Note; (v) make the principal, premium, if any, or interest on a Note payable in any coin or currency other than that provided in such Note; (vi) modify any redemption or repurchase right to the detriment of a holder of the Notes; (vii) impair the right of any holder of the Notes to institute suit for payment; (viii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any covenant or default and its consequences; (ix) waive any past payment default; or (x) modify any provision of Section 9.02 of the Indenture, without the consent of the holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of the holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Notes of such series as and when the same shall become due by the terms of the Notes otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee in accordance with the Indenture) or a call for redemption of Notes of that series. Any such consent or waiver by the registered holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered

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holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to Section 2.03 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
 As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to conflicts of laws provisions thereof.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

                                           GENERAL ELECTRIC COMPANY

                                           By:
                                               ---------------------------------
                                           Title:

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series of Notes designated in accordance with, and referred to in, the within mentioned Indenture.

Dated:

   THE BANK OF NEW YORK, as Trustee

   By:
       ---------------------------------
        Authorized Signatory

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FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE)

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---------------------------------------------------------------

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(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF

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ASSIGNEE) the within Note and all rights thereunder, hereby

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irrevocably constituting and appointing such person attorney to

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transfer such Note on the books of the Issuer, with full

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power of substitution in the premises.

Dated:
       --------------------        --------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE:
          Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").

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